EXHIBIT 99-B.8.2

                      AMENDMENT TO PARTICIPATION AGREEMENT



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                                   EX-99-B.8.2
                      AMENDMENT TO PARTICIPATION AGREEMENT

[AIM FUNDS]                                         P.O. Box 4333
                                                    Houston, TX  77210-4333
                                                    11 Greenway Plaza, Suite 100
                                                    Houston, TX  77045-1173
                                                    713-626-1919

                                                    A I M Distributrors, Inc.

April 27, 2000

VIA FEDERAL EXPRESS

Stewart D. Gregg, Esq.
ReliaStar Life Insurance Company
20 Washington Avenue South
Minneapolis, MN  55401

Re:    Notice of Assignment and Consent

Dear Mr. Gregg:

Northern Life Insurance Company, Washington Square Securities, Inc. and AIM Variable Insurance Funds, Inc. are parties to a Participation Agreement dated March 27, 2000 (the "Agreement").

On May 1, 2000, AIM Variable Insurance Funds, Inc., a Maryland corporation, will be reorganized into AIM variable Insurance Funds, a Delaware business trust.
AIM Variable Insurance Funds will succeed to all the rights and obligations of AIM Variable Insurance Funds, Inc. This reorganization will result in a technical change of control of AIM Variable Insurance Funds, Inc. and thus an assignment of the Agreement.

Such assignment requires the consent of the parties. Accordingly, AIM Variable Insurance Funds, Inc. requests that you PROVIDE YOUR CONSENT TO THE ASSIGNMENT OF THE AGREEMENT AS DESCRIBED ABOVE BY SIGNING WHERE INDICATED BELOW AND RETURNING ONE MANUALLY-EXECUTED COPY OF THIS LETTER TO LAURIE HOLLIS NO LATER THAN MAY 8, 2000. THIS LETTER SHALL CONSTITUTE AN AMENDMENT TO THE AGREEMENT EFFECTIVE MAY 1, 2000.
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Thank you for your prompt attention and assistance in this matter. If you have any questions, please call Laurie Hollis at 713-214-1785.

Sincerely,



Carol F. Relihan
Senior Vice President


ACKNOWLEDGED AND AGREED:


By:       /s/  Jeryl A. Millner
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Name:     Jeryl A. Millner
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Title:    Assistant Vice President
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Date:     August 7, 2000
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ACKNOWLEDGED AND AGREED:


By:       /s/  Jeffrey A. Montgomery
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Name:     Jeffrey A. Montgomery
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Title:    President and Chief Executive Officer
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Date:     August 7, 2000
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